Exhibit 99.2

SOKO Fitness & Spa Group Appoints Colin Sung as Audit Committee Chair

HARBIN, China, September 27, 2010 -- SOKO Fitness & Spa Group, Inc. (OTCBB/OTCQB: SOKF) (“SOKO”), an operator of fitness centers, beauty salons and spas in Northeast China as well as suburban Beijing, today announced the appointment of Colin Sung to SOKO’s Board of Directors as an independent director and Chairman of SOKO’s Audit Committee.

Mr. Sung will replace Gideon Kory, who is resigning from SOKO’s Board of Directors to pursue other interests. The appointment of Mr. Sung and resignation of Mr. Kory will be effective as of October 6, 2010, which is intended to provide time for a smooth transition of duties.

Mr. Tong Liu, Chairman and Chief Executive Officer of SOKO, commented, “Colin brings to SOKO a wealth of experience in public company governance practices and public company accounting, as well as deep financial and operational expertise. We welcome him to our team and look forward to his valuable contributions to our company as we look to further strengthen our corporate and financial governance and continue to execute on our growth strategy.”

Mr. Sung is presently Chief Financial Officer and Deputy Chief Executive Officer of Linktone, Ltd. He has more than 20 years of experience in corporate finance, accounting management, business development, as well as investor relations both in the United States and China. He originally joined Linktone in June 2005. From April 2008 until May 2009, Mr. Sung was President and Chief Financial Officer of China Cablecom Holdings, Ltd.  Prior to this position, he was Linktone’s Chief Financial Officer and a Director of the Board as well as Interim CEO since 2006. Mr. Sung is a Certified Public Accountant and has a Bachelor of Science degree from William Paterson University and a Master of Business Administration degree from American InterContinental University.

Mr. Liu added, “Mr. Kory has been with us since we went public and has made invaluable contributions to the establishment of SOKO as a growing public company committed to the interests of its stockholders. On behalf of myself, our board of directors and our senior management team, I wish him every success in his future endeavors.”

SOKO currently operates 20 facilities in Northeastern China and Beijing, including 11 beauty salons and spas, one non-surgical medical beauty center, seven fitness centers and yoga studios, including two fitness centers in suburban Beijing, and one beauty school. As of May 31, 2010, SOKO had approximately 18,000 fitness club members, and approximately 21,000 beauty salon and spa clients. SOKO currently has four facilities under construction or engaged in pre-opening activities.

About SOKO Fitness & Spa Group, Inc.

SOKO Fitness & Spa Group, Inc., an OTCBB listed company (SOKF.OB), is an operator of fitness centers and beauty salons and spas in key cities in Northeastern China as well as in suburban Beijing. SOKO provides programs, services, and products combined with exercise, education, and nutrition to help their members lead a healthy life and achieve their fitness goals. For further information, please go to http://www.sokofitness.com .

To be added to SOKO’s email distribution for future news releases, please send your request to soko@tpg-ir.com.

Cautionary Note Regarding Forward Looking Statements

This press release and the statements of representatives of SOKO Fitness & Spa Group, Inc. (the “Company”) related thereto contain, or may contain, statements that are not historical facts and are therefore “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, beliefs, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, the impact of the Company’s new director announced herein and results regarding the Company’s service offerings, client, membership and customer figures, proposed new center openings and prospects and strategies for growth, may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company does not undertake any obligation to update any forward- looking statement, except as required under applicable law.

    For more information, please contact:

     The Piacente Group, Inc.
     Investor Relations
     Brandi Floberg or Lee Roth
     Tel:   +1-212-481-2050
     Email: soko@tpg-ir.com

     Shawn Qu
     SOKO Fitness & Spa Group, Inc.
     Tel:   +1-908-208-8681
     Email: shawnqu@sokofitness.com

     Judy Jiang
     SOKO Fitness & Spa Group, Inc.
     Tel:   +86-451-8770-2280
     Email: judyjiang@sokofitness.com